Exhibit 99.1

Nuverra Environmental Solutions Announces Preliminary Second Quarter

2013 Results

Scottsdale, AZ — July 30, 2013 — Nuverra Environmental Solutions, Inc. (NYSE: NES) (“Nuverra” or the “Company”) today announced certain preliminary financial results for the second quarter ended June 30, 2013.1 Nuverra expects to report revenues for the second quarter of approximately $165.5 million and adjusted EBITDA2 in the range of $32.8 million to $33.6 million. The Company expects cash capital expenditures during the quarter to be approximately $8.2 million. These preliminary results are based on management’s current analysis of operations for the second quarter, are forward-looking statements, and remain subject to final completion. The Company will discuss the final results of the second quarter and provide an update to its annual guidance and capital expenditure plans in its second quarter earnings press release on August 8, 2013.

The second quarter was impacted by the following factors:

•

Activity levels in the Shale Solutions segment lagged the Company’s internal forecast, as customers increased activity at a slower pace than originally anticipated, pushing revenue into the second half of 2013 and 2014.

•

Unusually harsh weather conditions in the Bakken Shale area, the Company’s largest region of operations, adversely impacted customer completion activity, as high levels of snow and rain hampered vehicle access to roads.

•

Operational issues in the Eagle Ford Shale area, a key 2013 growth area for the Company, caused business operations to decline sequentially. Nuverra has taken measures to remedy the situation by bringing in a new management team with significant industry experience and restructuring operations in the region.

•

Stronger than anticipated customer demand in the Marcellus/Utica Shale area led to an increased utilization of subcontractors, resulting in lower overall margins. To address the increased customer activity, Nuverra has been aggressively hiring drivers in the region to meet demand and reduce the use of subcontractors. The Company also recently completed an acquisition in the Utica Shale area to expand operations and build on its existing presence in a basin that is very strategic to the Company’s growth plans.

•

In the Industrial Solutions segment, higher collection and rail logistics costs coupled with stagnant demand in asphalt markets compressed margins and resulted in lower than anticipated financial results.

Nuverra anticipates adjustments to second quarter EBITDA of approximately $9.7 to $9.9 million. These adjustments include non-recurring integration and corporate rebranding expenses of approximately $2.3 million, and a one-time charge of approximately $4.8 to $5.0 million related to the restructuring of business operations and cost cutting initiatives in the legacy Heckmann Water Resources business segment. As part of the restructuring and cost-cutting initiative completed in the second quarter, the Company anticipates reduced annual operating expenses of approximately $4 million.

[1]	On November 30, 2012, Nuverra completed the merger with Badlands Power Fuels, LLC (“Power Fuels”) and on April 10, 2012, Nuverra completed the acquisition of TFI Holdings, Inc. and Thermo Fluids Inc. (collectively “TFI”). Financial results for the 2013 period reflect the consolidated business.
[2]	A preliminary reconciliation of pre-tax loss to adjusted EBITDA is included in the table below.

Nuverra Environmental Solutions

Mark D. Johnsrud, Chief Executive Officer of Nuverra Environmental Solutions, said, “While we grew our revenue and adjusted EBITDA sequentially, our lower than expected second quarter financial results were due in part to unusually harsh weather conditions in the Bakken Shale area. According to the North Dakota Industrial Commission Department of Mineral Resources, in addition to the state experiencing the coldest April on record with heavy snowfall as discussed previously, the state experienced the wettest May on record, all of which delayed well completion activity. Despite these factors, our EBITDA margins in the Bakken improved sequentially in the second quarter. However, slower completion activity impacted our overall financial results in this region. While some of the Bakken customer activity has been delayed, we believe this revenue will be deferred to later this year and into 2014. The backlog of drilled but unfracked wells in the Bakken increased in the quarter, and we are confident we will realize this revenue as customers complete these wells. We believe a recovery is underway in the Bakken - we have experienced four consecutive months of revenue growth in the area, and several of our customers have targeted expanded capital expenditure budgets for the second half of 2013.

“Additionally, we have taken steps to improve our business operations in the Shale Solutions segment areas outside of the Bakken. During the quarter, we brought on several managers with significant industry experience, took measures to significantly reduce costs, and are transforming our business. Persistent low natural gas prices have limited activity in the Haynesville Shale area, although we are seeing some signs of increased activity. As such, we remain cautiously optimistic on that area. We are also seeing strong customer demand in the Marcellus/Utica area and are actively expanding our operations there.

“Our previously announced landfill operation in the Bakken is progressing ahead of schedule and we now expect it to open during the fourth quarter of 2013. This, combined with our recently announced agreement with Halliburton, advances our strategy of providing end-to-end environmental solutions for our customers.”

Mr. Johnsrud concluded, “The flexibility of our capital expenditure program enables us to react quickly to market conditions, and we have been very proactive managing our capital expenditures to meet our internal free cash flow goals. As such, we believe we will be able to show strong free cash flow generation during 2013 and continue to pay down debt.”

Conference Call and Webcast

Nuverra will host its second quarter 2013 financial results conference call on Thursday, August 8, 2013 at 4:30 p.m. ET (1:30 p.m. PT). To participate on the conference call, please dial 1-877-941-1427 or 1-480-629-9664 and reference conference ID 4628543. An audio replay of the conference call will be available approximately one hour after the conclusion of the call through Thursday, August 22, 2013. The audio replay can be accessed by dialing 1-800-406-7325 or 1-303-590-3030 and entering access code 4628543.

The call will be webcast live and the replay will be available for 12 months. Both will be available in the “Investors” section of the Nuverra Environmental Solutions web site at http://www.nuverra.com.

Nuverra Environmental Solutions

About Nuverra Environmental Solutions, Inc.

Nuverra is an environmental solutions company. The Company is one of the largest companies in the United States dedicated to providing comprehensive and full-cycle environmental solutions to our customers in energy and industrial end-markets. Nuverra focuses on the delivery, collection, treatment, recycling, and disposal of restricted solids, water, waste water, used motor oil, spent antifreeze, waste fluids and hydrocarbons. The Company continues to expand its suite of environmentally compliant and sustainable solutions to a collection of customers that demand stricter environmental compliance and accountability from their service providers.

Interested parties can access additional information about Nuverra on the Company’s web site at http://www.nuverra.com, and in documents filed with the United States Securities and Exchange Commission, on the SEC’s web site at http://www.sec.gov.

About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures as defined by the rules and regulations of the United States Securities and Exchange Commission. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations or balance sheets of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are included in the attached financial tables.

These non-GAAP financial measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. Management believes that excluding items such as acquisition expenses, amortization of intangible assets and stock-based compensation, among other items that are inconsistent in amount and frequency (as with acquisition expenses), or determined pursuant to complex formulas that incorporate factors, such as market volatility, that are beyond our control (as with stock-based compensation), for purposes of calculating these non-GAAP financial measures facilitates a more meaningful evaluation of the Company’s current operating performance and comparisons to the past and future operating performance. The Company believes that providing non-GAAP financial measures such as EBITDA, adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share, in addition to related GAAP financial measures, provides investors with greater transparency to the information used by the Company’s management in its financial and operational decision-making. These non-GAAP measures should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in the press release include, without limitation forecasts of growth, revenues, adjusted EBITDA and pipeline expansion, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in acquiring and integrating businesses, including Thermo Fluids Inc. and Badlands Power Fuels, LLC; whether certain markets grow as anticipated; and the competitive and regulatory environment. Additional risks and

Nuverra Environmental Solutions

uncertainties are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as well as the Company’s other reports filed with the United States Securities and Exchange Commission, which are available at http://www.sec.gov/ as well as the Company’s web site at http://nuverra.com/. As a result of the foregoing considerations and the other limitations of non-GAAP measures described elsewhere herein, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Brandi Piacente

The Piacente Group, Inc.

Tel. +1 212-481-2050

nuverra@tpg-ir.com

Adjusted EBITDA GAAP Reconciliation (in millions):

	Three Months Ended
	June 30, 2013
	LOW	HIGH
Loss before income taxes	$(21.5)	$(20.9)
Depreciation and amortization	31.3	31.3
Interest expense, net	13.3	13.3

EBITDA	$23.1	$23.7

Adjustments:
Stock-based compensation	1.3	1.3
Transaction costs	0.5	0.5
Integration and rebranding costs	2.3	2.3
Restructuring charge	4.8	5.0
Other non-recurring expenses, net	0.8	0.8

Adjusted EBITDA	$32.8	$33.6

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